SUB-ITEM 77I TERMS OF NEW OR AMENDED SECURITIES

Registrant's Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended, adopted November 1, 1999 as amended effective December 1, 2000 is incorporated by reference to exhibit (n) to Post-effective Amendment No. 7 to Registrant's registration statement filed under Rule 485(a) under the Securities Act of 1933 on November 30, 2000 (Accession No. 0001127563-00-000016).